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                                                                  EXHIBIT 10.37

                                   AGREEMENT

This Agreement is entered into this 1st day of December 1996, by and between

ORGANON TECHNIKA BV (hereinafter referred to as "Teknika"), a corporation of the Netherlands having its principal place of business at Boseind 15, 5281 RM Boxtel, the Netherlands, represented by Dr. R. Salsmans,

and

CHEMTRAK (hereinafter referred to as "Licensee"), a corporation of the USA, having its registered offices at 929 E. Arques Avenue, Sunnyvale, CA 94086-4520, USA, represented by Dr. Prithipal Singh,

WHEREAS, Teknika is the equitable owner of all the right, title and interest in and to certain interest in and to certain Sol Particle Immuno Assay Patent Rights (as hereinafter defined) owned by its ultimate holding company Akzo Nobel NV (a corporation organized under the laws of the Netherlands) including the exclusive right to grant licenses under such PATENT RIGHTS.

WHEREAS, LICENSEE desires to obtain a license from Teknika under the Patent Rights, for the purposes stated herein below.

NOW THEREFORE, the parties agree as follows:

     1.0      Definitions

     1.1.     The term "SPIA" means gold sol particle immuno assay.

     1.2 The term "SPIA Technology" means a technology employing the SPIA principle, including, but not limited to, the information contained in the patents and patent applications included in the Patent Rights.

     1.3 The term "Licensed Products" shall mean tests as specified in Addendum A, the manufacture, use or sale of which would, in the absence of the license granted hereunder infringe, contribute to the infringement of, or induce the infringement of any claim of the Patent Rights which has neither expired nor been declared invalid by a court of competent jurisdiction from which no appeal has been or may be taken.

     1.4 The term "Patent Rights" shall mean the patents and patent applications relating to SPIA Technology as are specified in Addendum B.

     1.5 The term "Net Sales" means [*]. Sales or other transfers of Licensed Products to Affiliated Companies or between Affiliated Companies and resold to third parties, shall [*]



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              [*]

              In the event that Licensed Products are sold as part of an individualized kit consisting of up to two tests, lancets, swabs, disinfectant and user instructions, the gross amount invoiced on the sale of Licensed Products in such individualized kit format shall be calculated either by [*], or by [*] whichever results in the [*] Net Sales price.

     1.6      The term "Territory" shall mean worldwide.

     1.7 The term "Affiliated Company" means any company which, by means of ownership of a majority of share or at lest 50% interest in income or otherwise, directly or indirectly controls, is controlled by or is under common control with either party.

     2.       Licensing of Patent Rights

     2.1 Teknika hereby grants to LICENSEE a non-transferable, non-exclusive license under the Patent Rights, without the right to sublicense, for the sole purpose of manufacturing, using and/or selling Licensed Products under its own label in the Territory for the life of this Agreement.

     2.2 Notwithstanding the foregoing, Teknika herewith specifically agrees that LICENSEE will have the right, by way of exception, to manufacture a specific Licensed Product in the form of an H. Pylori test, under the trademark HpChek and under the label of the third party defined in Addendum C hereto (OEM manufacture). Such OEM manufacture shall be permitted only and exclusively for the aforesaid H. Pylori test utilizing the trademark HpChek, for and on behalf of the third party defined in Addendum C and for no other party.

              The Licensed Product so manufactured will be marketed and distributed by the third party referred to in Appendix C.

     2.3 LICENSEE hereby agrees to take and accept the aforesaid license as embodied in this Agreement.

     3.0      Royalties, Records and Accounting

     3.1 In consideration of the rights granted and under Article 2., LICENSEE shall pay Teknika upon execution of this Agreement a non-refundable, non deductible lump sum payment of [*]. to be paid in two equal installments: [*] - upon signature, and [*] - on the first anniversary of the signature date, which payment shall not act as prepaid royalties creditable toward any running royalties due under this Paragraph as and when such royalties are due and payable.

     3.2 Furthermore, LICENSEE shall pay Teknika as from the first day of commercial sale, a running royalty as follows.



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              (i)      [*] of the Net sales of Licensed Products other than the
              Licensed Product referred to in this Article under (ii) here below;

              (ii)     [*] of Net Sales of Licensed Product referred to in
              Article 2.2 above.

     3.3 LICENSEE agrees to keep or cause to be kept accurate records and books of account in accordance with good accounting practice, showing the information required to permit calculation of Net Sales and the royalties under this Article. These books and records shall be preserved for at least four (4) years from the date of the royalty payments to which they pertain.

     3.4 On or before the 45th day of each calendar quarter during the term hereof, LICENSEE shall prepare and send to Teknika royalty reports for the previous quarter. Said Net Sales and reports shall indicate total sales and Net Sales per country under this Agreement for the previous calendar quarter, per Licensed Product, and shall show the amount of royalty due with sufficient information to enable confirmation by Teknika, and LICENSEE shall include payment of the amount of royalties shown to be due with such report.

     3.5 Upon ten (10) days written notice and not more than once per calendar year, LICENSEE agrees to permit one or more Certified Public Accountant(s) appointed by Teknika (except one to whom LICENSEE has a reasonable objection), to enter upon the premises or LICENSEE during all usual business hours of LICENSEE at any time following the 60th day of any calendar quarter in order to inspect files records pertaining to Net Sales and royalties under this Agreement, and to make on LICENSEE's premises and retain copies of any and all parts of the records and accounts kept by LICENSEE pursuant to this Article, including invoices which are relevant to any report required to be rendered by LICENSEE.

              Said copies shall be provided to the Certified Public Accountant(s) at no expense to Teknika. Said Certified Public Accountant(s) shall keep all information received from LICENSEE confidential; however, it will provide Teknika with the Net Sales, per country, for each type of Licensed Product, specifying the sales and the application of the appropriate royalty rate so that royalties due Teknika may be calculated. The information obtained by the Certified Public Accountant(s) shall be retained for a period of four (4) years from date of the royalty payment to which it relates, or 2 years from the date of receipt by the Certified Public Accountant(s), whichever is longer.

              In the event any audit results in a change upward in any royalty payment of as much a five percent (5%) for any annual period, LICENSEE shall pay the costs of such audit for such annual period, otherwise such audit shall be at Teknika's expenses.

     3.6 Payment of all royalties hereunder shall be made in Dutch Guilders at the mean rate of exchange existing on the last day of the quarter to which the payment applies as published in the Wall Street Journal (European Edition).

     4.       Duration


     4.1 This Agreement shall become effective as of the date of signing by both parties to this Agreement and shall remain in effect until the last to expire of the Patent Rights.


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     4.2      In the event either party breaches this Agreement, in addition to all other rights and remedies which either party may have the party not in default may terminate this Agreement by written notice. Such termination shall become effective on the date set forth in the notice of termination, but in no event shall it be earlier than [*] from the date of mailing thereof and shall have no effect if the breach has been cured within the said period of notice.

     4.3 The termination of this Agreement shall not relieve LICENSEE from its obligation to pay Teknika all royalties that shall have accrued up to the effective date of termination.

     5.       Assignment

              Teknika shall have the right to assign this Agreement to, or delegate its obligations hereunder to be performed by [*], provided that [*]. This Agreement is [*] LICENSEE [*].

     6.       Entirety Clause

              As of the date hereof, this agreement supersedes all previous oral and written agreements between the parties, and constitutes the only and entire understanding to exist between the parties with respect to the subject matter of this Agreement, and no amendment shall be implied or proven from or evidenced by negotiations between the parties heretofore or hereinafter conducted or agreements of the parties heretofore or hereafter executed, unless in writing and signed by the parties hereto.

     7.       Warranty

     7.1 Teknika represents and warrants to LICENSEE that it has the full right and power to grant the license to LICENSEE to set forth in this Agreement. Teknika further warrants and represents that there are no other colloidal gold patents owned or controlled by Teknika which cover the Licensed Products.

     7.2 Except as specifically set forth in paragraph 7.1 herein, Teknika makes no representations or warranties, either express or implied, arising by law or otherwise, including, but not limited to, implied warranties of merchantability or fitness for a particular purpose. In no event will Teknika have any obligation or liability arising from tort, or for loss of revenue or profit, or for incidental or consequential damages.

              In particular, with no limitation, nothing in this Agreement will be construed as:

              (i)      A warranty or representation by Teknika [*].

              (ii) A warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement [*];



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              (iii)    Conferring the right to use in advertising, publicity,
              or otherwise any trademark, trade name, or any contraction, abbreviation, simulation, or adaptation thereof, of Teknika; or

              (iv) Conferring by implication, estoppel, or otherwise any license or rights under any patents of Teknika other than the Patent Rights, regardless of whether the patents are dominant or subordinate to the Patent Rights.

     7.3 In the event LICENSEE becomes aware of infringement of the Licensed Patents by a third party, it will immediately notify Teknika thereof. Teknika intends to use such reasonable efforts, as it in its sole discretion determines, to pursue infringers and enforce its rights under its Licensed Patents.

              LICENSEE, at Teknika's request, shall render all reasonable assistance and cooperation in that regard. Any reasonable out of pocket expenses incurred at the request of Teknika with regard to furnishing such assistance and cooperation (e.g., travel and lodging expenses) shall be reimbursed by Teknika. Any recoveries resulting from such action by Teknika shall be Teknika's property.

     8.       Applicable Law: Severability

     8.1 This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of the Kingdom of the Netherlands, for all matters other than scope and validity of the PATENT RIGHTS, as to which the laws of the particular country where the Patent Rights are in dispute shall apply.

     8.2 All disputes arising in connection with the present Agreement shall be finally settled at the competent court of "s-Hertogenbosch, The Netherlands.

     9        Miscellaneous Provisions

     9.1 All notices which shall or may be given hereunder shall be in writing in English and shall be prepared registered mail addressed to the recipient at the addresses herein stated, or at such other address as a party may from time to time designate:

                     Organon Teknika B.V.
                     c/o Organon Teknika N.V.
                     Veedijk 58
                     2300 Turnhout
                     Belgium
                     Attn: President

                     and

                     ChemTrak
                     929 E. Arques Avenue
                     Sunnyvale, CA 94086-4520
                     USA
                     Attn: President


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     9.2      Payment of lump sum fees and royalties, due under this Agreement are to be made to Organon Teknika B.V., Boxtel, the Netherlands, to its account with [*].

     9.3      Confidentiality

              Each party to this Agreement agrees that any information obtained by it form the other party pursuant to this Agreement shall be kept in the strictest confidence and shall only be used for the proper performance of this Agreement, except that this obligation shall not apply to:

              a) information which is in or becomes part of the public domain otherwise than by breach of this Agreement, or

              b) information which the recipient can show was in its possession at the date of signing of this Agreement; or

              c) information which was received by the recipient on a nonconfidential basis from a third party having the legal right to transmit the same.

              The foregoing obligation shall cease five (5) years after termination or expiration of this Agreement.


As agreed at Boxtel,                    As agreed at Sunnyvale,
ORGANON TEKNIKA, B.V.                   CHEMTRAK





Dr. R. Salsmans                          Dr. Prithipal Singh
President                                Chairman and CEO



A.J.F. Stap
Executive Vice President
Corporate Development &
Program Management


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                                   ADDENDUM A
LICENSED FIELD OF USE:
[*]



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                                   ADDENDUM B
                               SPIA PATENT SERIES

Country                           Patent No.                        Expiration Date
-------                           ---------                         ---------------
Australia                            [*]                                  [*]
Austria                              [*]                                  [*]
Belgium                              [*]                                  [*]
Canada                               [*]                                  [*]
Denmark                              [*]                                  [*]
Finland                              [*]                                  [*]
France                               [*]                                  [*]
Germany                              [*]                                  [*]
Greece                               [*]                                  [*]
Hungary                              [*]                                  [*]
Ireland                              [*]                                  [*]
Israel                               [*]                                  [*]
Italy                                [*]                                  [*]
Luxembourg                           [*]                                  [*]
Mexico                               [*]                                  [*]
Philippines                          [*]                                  [*]
Portugal                             [*]                                  [*]
South Africa                         [*]                                  [*]
Spain                                [*]                                  [*]
Sweden                               [*]                                  [*]
U.S.A.                               [*]                                  [*]
Switzerland                          [*]                                  [*]
The Netherlands                      [*]                                  [*]
U.K.                                 [*]                                  [*]



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                                   ADDENDUM C

LICENSEE'S marketing partner in the United States for the H. Pylori test ("HpChek") is:

Astra Merck, Inc.
Wayne, PA